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                                                                   EXHIBIT 10.16


                                 PROMISSORY NOTE

$ 100,000.00                                            Date: December 4, 1998

      FOR VALUE RECEIVED, Robert B. Gowens, Jr. and Donna G. Gowens, husband and wife,("Maker"), having an address at 55 Trowbridge Circle, Lake Bluff, IL 60044, promise to pay to the order of Outboard Marine Corporation, a Delaware Corporation ("Payee") having an address at 100 Sea Horse Drive, Waukegan, Illinois 60085, without defalcation or offset and without relief from valuation or appraisement laws, the principal sum of One Hundred Thousand and no/100 ($100,000.00) Dollars in lawful money of the United States of America together with interest thereon at a rate of six and one-half (6.5%) percent per Annum. Maker shall make payments of interest only of Five Hundred Forty-One and 66/100 ($541.66) Dollars each month commencing on December 9, 1998 and continuing on the first day of each month thereafter until such time as Maker repays the loan evidenced by this Note as provided for herein. Monthly installments shall be equal to interest due on the amounts outstanding hereunder at any time. Partial months shall be prorated based on the actual number of days in that month.

      All amounts required to be paid hereunder shall be payable to Outboard Marine Corporation, 100 Sea Horse Drive, Waukegan 60085, attention Treasurer or at such other place as Payee from time to time may designate in writing.

      Notwithstanding any provision herein or in any instrument now or hereafter securing this Note, the total liability for payments of interest or in the nature of interest, shall not exceed the limits now imposed by the applicable usury law, if any, including the choice of law rules. In the event of the acceleration of this Note, the total charges for interest and in the nature of interest shall not exceed the maximum amount allowed by law and any excess portion of such charges that may have been prepaid shall be refunded to the Maker hereof. Such refund shall be made by application of the amount involved against the sums due hereunder, but such crediting shall not cure or waive the default occasioning acceleration.

      Payment of this Note is secured by a Second Mortgage (referred to as the "Mortgage") of even date herewith, from Maker to Payee, secured upon all of Maker's right, title and interest in and to, but not by way of limitation, those certain parcels of land together with buildings and other improvements constructed and to be constructed on the property described on Exhibit A attached hereto (herein referred to as the "Mortgaged Property").
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      All of the agreements, conditions, covenants, provisions and stipulations contained in the Mortgage and which are to be kept and performed by Maker, are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

      This Note is repayable as follows:

      (A) If Mr. Gowens leaves the employ of Payee before October 1, 2001, or as that date may be extended or modified in writing between the parties, without Good Reason or as a result of a termination For Cause, as those terms are defined in paragraph 9 of the Employment Agreement entered into between Payee and Mr. Gowens dated October 1, 1998 (the "Employment Agreement"), Maker will repay this Note in full 60 days after termination of his employment.

      (B) Should Maker be required by Payee to relocate his residence at any time prior to October 1, 2001, or as that date may be extended or modified in writing between the parties, Maker will repay the Note in full out of the proceeds at the time of closing on the sale of the Mortgaged Property, PROVIDED that the amount of any Loss on sale, as defined below, will be deducted from the principal which Maker would otherwise be obligated to repay. Should Maker be required to relocate his residence at any time after September 30, 2001, Maker will repay the Note in full out of the proceeds at the time of closing on the sale of the Mortgaged Property.

      (C) If Mr. Gowens dies before October 1, 2001, or as that date may be extended or modified in writing between the parties, while an employee of Payee, or leaves Payee before that date with Good Reason or as a result of a termination without Cause, as those terms are defined in paragraph 9 of the Employment Agreement, or if he ceases being an employee at or after the termination of the Employment Agreement, Maker (or his estate) will repay the Note, less the amount of any Loss, as defined below, within 180 days of his death or the termination of his employment.

      (D) Maker shall, at any time, have the right to prepay, without penalty or premium, all or any portion of the loan evidenced by this Note. Partial prepayments shall be applied to installments due in the reverse order of their maturity.

      The term "Loss" as used above means, if positive, the amount derived by subtracting the greater of (i) the gross sale price of the Mortgaged Property and (ii) the fair market value of the


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Mortgaged Property, from the amount for which Maker purchased the Mortgaged
Property, plus documented improvements.

      If any installment of interest or principal or any other payment is not paid by Maker within the time periods hereinafter set forth, then there shall also be immediately due and payable a late charge equal to four percent (4%) of the amount of the delinquent payment. It is further understood that, subject to the provisions hereinafter set forth with regard to grace periods of such default, should there be any default in the payment of any installment of interest or principal on the date on which it shall fall due, or in the performance of any of the agreements, conditions, covenants, provisions or stipulations contained in this Note, or should there be a default under the Mortgage, then Payee, at its option and after the expiration of the grace period, if any, hereinafter set forth, may declare immediately due and payable the entire unpaid balance of principal with interest accrued thereon from the date of default at the rate of eighteen percent (18%) per annum (the "Default Rate"); and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note or in the Mortgage. In such case, Payee may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney's fees.

      Maker hereby waives and releases, to the extent allowed by applicable law, all benefit that might accrue to Maker by virtue of any present or future laws exempting the Mortgaged Property, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon and may be sold upon any such writ in whole or in part in any order desired by Payee.

      Maker and all endorsers, sureties and, guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.


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      Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

      Payee will not exercise any right or remedy provided for in this Note or in the Mortgage because of any default of Maker, unless: (a) the default consists of the failure to pay money and, Maker shall have failed to pay the sum or sums due within a period of five (5) days after the due date; or (b) the default consists of something other than the nonpayment of the money and, Payee shall have given written notice of the default to Maker and Maker shall have failed within thirty (30) days after the effective date of such notice to cure the default except that if the default is such that is not susceptible of being cured with due diligence within the thirty (30) days and Maker shall have commenced to cure within such period and diligently and continuously prosecutes the cure to completion, then the cure period shall be extended for a reasonable period of time to allow completion of the cure but in no event longer than ninety (90) days from the date of original notice; provided however, that no such notice from Payee shall be required nor shall Payee be required to allow any part of the said grace period: (i) if a petition in bankruptcy or for reorganization shall have been filed by Maker, or if a Receiver or a Trustee is appointed for Maker or if Maker makes an assignment for the benefit of creditors, or if Maker is levied upon and is about to be sold out upon the Mortgaged Property; or (ii) if a petition in bankruptcy or for reorganization shall been filed against Maker and shall not be dismissed for thirty (30) days after such filing.

      This instrument shall be governed by and construed according to the laws of the State of Illinois and the parties hereby consent to jurisdiction for any action brought hereunder or pursuant hereto in any federal, state or county court, as applicable.


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      IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note and has caused it to be duly attested, effective as of the day and year first above written.



WITNESS:                            ROBERT B. GOWENS, JR.


/s/ Michael C. Dorf                 SIGNATURE:/s/ Robert B. Gowens, Jr.
---------------------------                   ---------------------------------



WITNESS                             DONNA G. GOWENS

/s/ Michael C. Dorf                 SIGNATURE:/s/ Donna G. Gowens
---------------------------                   ---------------------------------


Prepared by:

Gordon G. Repp
Outboard Marine Corporation
100 Sea-Horse Drive
Waukegan, IL 60085


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                                   EXHIBIT "A"



                               Mortgaged Property